As filed with the U.S. Securities and Exchange Commission on September 28, 2017
Registration No. 333-220000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spark Networks SE
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant name into English)

Germany (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
c/o Affinitas GmbH
Kohlfurter Straße 41/43
Berlin 10999
Germany
(+49) 30 868 000 102
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711
(302) 738-6680
Attention: Service of Process Department
(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Scott Golenbock Brett Nadritch Milbank, Tweed, Hadley & McCloy LLP 28 Liberty St., Fl. 47 New York, NY (212) 530-5000	Jeronimo Folgueira Herbert Sablotny Spark Networks SE Kohlfurter Straße 41/43 Berlin 10999 Germany (+49) 30 868 000 102	Robert O’Hare Spark Networks, Inc. 11150 Santa Monica Blvd. Suite 600 Los Angeles, CA 90025 (310) 893-0550	Murray Indick John Rafferty Morrison & Foerster LLP 425 Market St. San Francisco, CA 94105 (415) 268-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to consummation of the transaction described in this proxy statement/prospectus have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company                      ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount of Securities to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Amount(3)		Amount of Registration Fee(4)(5)
Ordinary shares, no-par value, of Spark Networks SE	347,517	N/A	U.S.$	31,425,918	U.S.$	3,642.26

(1)
This registration statement relates to ordinary shares, no par value, of the registrant, Spark Networks SE, a European stock corporation with corporate seat in Germany (“New Spark,” and such shares, “New Spark Ordinary Shares”), to be issued to holders of common stock, par value $0.001 per share, of Spark Networks, Inc., a Delaware corporation (“Spark,” and such shares, “Spark Shares”), in the proposed merger of Chardonnay Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant (“Merger Sub”), with and into Spark (the “Merger”). American depositary shares (“New Spark ADSs”) representing the New Spark Ordinary Shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-220610). Each New Spark ADS represents 0.1 of a New Spark Ordinary Share.

(2)
Represents the maximum number of New Spark Ordinary Shares underlying the New Spark ADSs, issuable upon consummation of the Merger contemplated herein for outstanding Spark Shares.

(3)
Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price is equal to the product of  (a) U.S.$0.90, the average of the high and low sale prices of Spark Shares (the securities to be cancelled in the Merger) as reported on the NYSE American, LLC on August 11, 2017 and (b) 34,751,651, which is the sum of  (i) the aggregate number of Spark Shares outstanding on August 2, 2017, (ii) the aggregate number of Spark Shares issuable upon the exercise of options to purchase Spark Shares, (iii) the aggregate number of Spark restricted stock units that will be share-settled by Spark prior to completion of the Merger and (iv) the aggregate number of outstanding awards of Spark restricted stock that will be exchanged for restricted New Spark Ordinary Shares and/or New Spark ADSs.

(4)
Computed in accordance with Section 6(b) of the Securities Act at an amount equal to the proposed maximum offering price of U.S.$31,425,918 multiplied by 0.0001159.

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Spark Networks SE is filing this Amendment No. 3 (this “Amendment”) to its registration statement on Form F-4 (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 8.1 and 23.6 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 8.1 and 23.6. The joint proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATIONS OF ADMINISTRATIVE BOARD MEMBERS AND NEW SPARK MANAGING DIRECTORS
Under German law, New Spark may not, as a general matter, indemnify its board members or the New Spark Managing Directors to the extent such indemnification is related to a breach of duty of care as a member of the Administrative Board or New Spark Managing Director, respectively. New Spark may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible.
Members of Spark Networks SE’s Administrative Board and managing directors of Spark Networks SE will be covered by customary liability insurance, including insurance against liabilities under the Securities Act.
Exhibits and Financial Statement Schedules
Number
2.1	Agreement and Plan of Merger, dated May 2, 2017 (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)
3.1†††	Form of Articles of Association of Spark Networks SE
3.2††	Form of Rules of Procedure for the Administrative Board of Spark Networks SE
4.1††	Form of Specimen Certificate representing New Spark Ordinary Shares
4.2*	New Spark Deposit Agreement (incorporated by reference to the Form F-6 (File No. 333-220610))
4.3*	Form of New Spark American Depositary Receipt (included in Exhibit 4.2)
5.1†††	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the validity of the New Spark Ordinary Shares underlying the New Spark ADSs
8.1	Form of Opinion of Morrison & Foerster LLP as to the material U.S. federal income tax consequences of the Business Combination
10.1	Voting Agreement (included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement)
10.2	Support Agreement (included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement)
10.3	Form of Registration Rights Agreement (included as Annex E to the proxy statement/prospectus forming a part of this Registration Statement)
10.4	Form of Lock-up Agreements (included as Annex D to the proxy statement/prospectus forming a part of this Registration Statement)
10.5†	Loan Agreement dated as of September 21, 2016, among certain stockholders of Affinitas GmbH, as lenders, and Affinitas GmbH, as borrower
10.6†	Securities Purchase Agreement concerning Samadhi SAS, dated as of September 30, 2016, among the Stockholders of Samadhi SAS listed on Schedule A1 and Affinitas
10.7†	Framework Agreement/Master Service Agreement (Contract for colocation services) (English translation) dated as of March 23, 2016, among IPB Internet Provider in Berlin GmbH and Affinitas GmbH
10.8†	General Conditions of Sale (English translation) dated as of October 27, 2010, among Typhon SAS and Samadhi SAS
10.9†	Arrangement between Host Europe Solutions GmbH and Affinitas GmbH, dated May 11, 2015, which is subject to the “Managed Hosting General Terms and Conditions” attached thereto (English Translation)

Number
21.1†	List of Subsidiaries of Spark Networks SE
23.1†††	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft with respect to Affinitas GmbH
23.2†††	Consent of Grant Thornton LLP with respect to Spark Networks, Inc.
23.3†††	Consent of KPMG S.A. with respect to Samadhi SAS
23.4†††	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft with respect to Spark Networks SE (f/k/a Blitz 17-655 SE)
23.5†††	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)
23.6	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)
23.7†	Consent of Jeronimo Folgueira
23.8†	Consent of David Khalil
23.9†	Consent of Brad Goldberg
23.10†	Consent of Clare Johnston
23.11†	Consent of Colleen Birdnow Brown
23.12†	Consent of Joshua Keller
23.13†	Consent of Axel Hefer
23.14†††	Consent of B. Riley & Co., LLC
24.1†	Powers of Attorney
99.1††	Form of proxy card for the Special Meeting of Spark Stockholders

†
Previously filed on August 16, 2017 as an exhibit to this Registration Statement.

††
Previously filed on September 15, 2017 as an exhibit to Amendment No. 1 to this Registration Statement.

†††
Previously filed on September 27, 2017 as an exhibit to Amendment No. 2 to this Registration Statement.

*
Previously filed on September 25, 2017 as Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-220610).

Undertakings
The undersigned registrant hereby undertakes as follows:
(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows:
(1)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2)
That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bono fide offering thereof.

The undersigned registrant hereby undertakes as follows:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, Germany, on this twenty-eighth day of September, 2017.
Spark Networks SE
By: /s/ Jeronimo Folgueira Name: Jeronimo Folgueira Title: Managing Director
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeronimo Folgueira Jeronimo Folgueira	Managing Director (Principal Executive Officer)	September 28, 2017
/s/ Michael Schrezenmaier Michael Schrezenmaier	Managing Director (Principal Financial Officer and Principal Accounting Officer)	September 28, 2017
/s/ * David Khalil	Member of the Administrative Board	September 28, 2017
*By:	/s/ Michael Schrezenmaier Michael Schrezenmaier As Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Spark Networks SE has signed this Registration Statement in the City of Newark, Delaware, on September 28, 2017.
AUTHORIZED U.S. REPRESENTATIVE
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates